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                                                                  EXHIBIT 10.17

                                NRG ENERGY, INC.
                             AGREEMENT OF EMPLOYMENT


THIS AGREEMENT is entered into as of the 15th day of April, 1998 by and between NRG Energy, Inc. ("Company"), a Delaware corporation, and James J. Bender ("Employee").


WHEREAS:

A. Employee desires to continue being employed by Company as its "Vice President and General Counsel."

B. Employee and Company recognize and acknowledge that Employee's executive responsibilities give Employee knowledge of substantially all aspects of the Company's operations, including its business plans and strategies, current and contemplated generation projects and ventures, customers, etc., which information could seriously harm the Company if provided to a competitor. Likewise, Employee's responsibilities allow Employee to develop business relationships with affiliates, customers, suppliers and other Company employees that, if used on behalf of a competitor, could seriously harm the Company.

C. Employee and Company recognize and acknowledge the Company's need to protect its confidential and proprietary information as well as its business relationships and goodwill.

D. In exchange for Employee's agreement not to compete with Company and not to reveal Company's confidential information as set forth in this Agreement, Company has agreed to the severance arrangement described below, which consideration Employee agrees is full and adequate consideration for this Agreement.



NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, Employee and Company, intending to be legally bound, agree as follows:


         1.       EMPLOYMENT.

                  (a) Position and Duties. Company agrees to employ Employee as its "Vice President and General Counsel," with such duties as may be determined by Company from time to time. Employee shall perform these duties subject to the direction and supervision of the Chief Executive Officer. Subject to the provisions of subparagraph (c) of this paragraph, the Company reserves the right to reassign Employee to another position within the Company at its discretion and Employee acknowledges that the provisions of paragraph

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         2 below apply to any reassigned position. Employee accepts such employment and agrees to devote his or her full time and skills to the conduct of Company's business, performing to the best of Employee's abilities such duties as may be reasonably requested by Company. Employee agrees to serve Company diligently and faithfully so as to advance Company's best interests and agrees to not take any action in conflict with Company's interests.

                  (b) Term. This Agreement shall be effective April 15th, 1998 and shall continue thereafter for a rolling three year period unless either party gives written notice to the other in advance of any annual anniversary date of this Agreement (which shall be April 15th of each year) that the term shall expire two years from such annual anniversary date.

                  (c) Termination. During the term of the Agreement, Company may terminate Employee's employment due to Employee's death or Disability or for Cause and Employee may voluntarily resign his or her employment with or without Good Cause. For purposes of this Agreement, (i) "Cause" means theft, or sexual harassment, or a material violation of NRG corporate policy (including any NRG Code of Conduct which may be adopted), as reasonably applied, constituting gross misconduct, (ii) "Disability" means a disability that qualifies the Employee for disability pension benefits under the Northern State Power Company Pension Plan and (iii) resign with "Good Cause" means resigning within 3 months of a material change or reduction in Employee's job responsibilities with the Company or resigning as a result of a material breach by the Company of the compensation or benefit terms of this Agreement, provided that Employee has given Company written notice of, and a reasonable opportunity to cure, such breach. If Employee's employment is terminated due to Employee's death or Disability or for Cause or if Employee voluntarily resigns without Good Cause, Company shall pay Employee's base salary (but not incentives) and employee benefits through the date of termination or resignation and Company shall have no further obligations under this Agreement. If during the term of this Agreement Company terminates Employee's employment for any reason other than death, Disability or Cause, or if Employee voluntarily resigns for Good Cause, Company shall continue to pay Employee amounts equal to Employee's then current total compensation, including base pay, anticipated incentives and all employee benefits for a period of three years following the date of termination or resignation, as severance. Incentives shall include awards under the NRG Officer Equity Plan and the Annual Incentive Plan, by whatever name, and any other incentive plans which are applicable. Company shall provide Employee with incentives in amounts equal to the target amounts provided in Employee's incentive plans in effect on the date of Employee's termination or resignation as if Employee's employment continued, notwithstanding any requirements of active employment which may be contained in the Company's incentive plans, and as of the end of the three year period following the date of termination or resignation
         (i) Employee shall be deemed to be fully vested under all such incentive plans, notwithstanding any vesting requirements which may be contained in such plans, and (ii) for purposes of all incentive plans, Employee shall be treated as if Employee had retired from the Company as of end of such three year period, notwithstanding Employee's eligibility for retirement.

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                  (d) Compensation and Benefits. Whether or not Company
         reassigns employee pursuant to paragraph 1(a), Company shall pay Employee such base salary and incentives as may be separately agreed upon from time to time, but not less than the rates for salary and incentives in effect on the date of this Agreement, and shall provide such vacation, holiday, medical and other benefits as are provided by Company to its other executive officers. The benefits provided by Company to its employees are subject to change from time to time at the discretion of Company with or without prior notice. With respect to incentives, if Company reassigns Employee pursuant to paragraph 1(a), Company shall provide Employee with incentives in amounts equal to the target amounts provided in Employee's incentive packages in effect immediately prior to such reassignment. Incentives shall include awards under the NRG Officer Equity Plan and the Annual Incentive Plan, by whatever name, and any other incentive plans which are applicable.


                  2.       NON-COMPETITION.

                  (a) Employee understands and agrees that, in addition to Employee's below-described exposure to Company's Confidential Information or Trade Secrets, Employee may, in his or her capacity as an employee, at times meet with Company's customers and suppliers, and that as a consequence of using and associating with Company's name, goodwill, and professional reputation, Employee will be in a position to develop personal and professional relationships with Company's past, current, and prospective customers and suppliers. Employee further acknowledges that during the course and as a result of employment by Company, Employee may be provided certain specialized training or know-how. Employee understands and agrees that this goodwill and reputation, as well as Employee's knowledge of Confidential Information or Trade Secrets and specialized training and know-how, could be used unfairly in competition against Company.

                  (b) Accordingly, Employee agrees that, during the course of Employee's employment with Company and for one year from the date of Employee's voluntary or involuntary resignation from, or termination of employment with, Company, Employee shall not:

                           (i) Directly or indirectly own, manage, consult,
                  associate with, operate, join, work for, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business (whether in corporate, proprietorship, or partnership form or otherwise), as more than a 10% owner in such business or member of a group controlling such business, which is engaged in any activity which competes with the business of Company as conducted one year prior to (and up through) the date of Employee's resignation from, or termination of employment with, Company or which will compete with any proposed business activity of Company in the planning stage on such date of resignation or termination. Employee and Company agree that this provision is reasonably enforced as to any geographic area.

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                           (ii) Directly or indirectly solicit, service,
                  contract with or otherwise engage any past (one year prior), existing or prospective customer, client, or account who then has a relationship with Company for current or prospective business on behalf of a competitor of the Company, or on Employee's own behalf for a competing business. Employee and Company agree that this provision is reasonably enforced with reference to any geographic area applicable to such relationships with the Company.

                           (iii) Cause or attempt to cause any existing or
                  prospective customer, client, or account, who then has a relationship with the Company for current or prospective business, to divert, terminate, limit or in any manner modify, or fail to enter into any actual or potential business relationship with Company. Employee and Company agree that this provision is reasonably enforced with reference to any geographic area applicable to such relationships with the Company.

                           (iv) Directly or indirectly solicit, employ or
                  conspire with others to employ any of Company's employees. The term "employ" for purposes of this paragraph means to enter into an arrangement for services as a full-time or part-time employee, independent contractor, consultant, agent or otherwise. Employee and Company agree that this provision is reasonably enforced as to any geographic area.

                  (c) Employee further agrees to inform any new employer or other person or entity with whom Employee enters into a business relationship during the one year non-competition period, before accepting such employment or entering into such a business relationship, of the existence of this Agreement and give such employer, person or other entity a copy of this paragraph 2.

                  (d) Company agrees that the terms "activity which competes with the business of the Company," "competitor of the Company," "competing business," and "relationship with the Company" as used in this Agreement shall be narrowly applied and that it is not the belief of Company that all companies in the energy business are competitors of Company. Company further agrees that this Agreement shall not be so broadly construed that Employee is prevented during the non-compete period from obtaining all other employment in the energy industry.


         3. RETURN OF PROPERTY. Employee agrees that upon the termination of employment with Company the originals and all copies of any and all documents (including computer data, disks, programs, or printouts) that contain any customer information, financial information, product information, or other information that in any way relates to Company, its products or services, its clients, its suppliers, or other aspects of its business shall be immediately returned to Company. Employee further agrees to not retain any summary of such information.


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         4.       CONFIDENTIAL INFORMATION/TRADE SECRETS.

                  (a) Employee acknowledges that during the course and as a result of his or her employment, Employee may receive or otherwise have access to, or contribute to the production of, Confidential Information or Trade Secrets. "Confidential Information" or "Trade Secrets" means information that is proprietary to or in the unique knowledge of Company (including information discovered or developed in whole or in part by Employee); the Company's business methods and practices; or information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. It includes, among other things, strategies, procedures, manuals, confidential reports, lists of clients, customers, suppliers, past, current or possible future products or services, and information concerning research, development, accounting, marketing, selling or leases and the prices or charges paid by the Company's customers to the Company, or by the Company to its suppliers.

                  (b) Employee further acknowledges and appreciates that any Confidential Information or Trade Secret constitutes a valuable asset of Company and that Company intends any such information to remain secret and confidential. Employee therefore specifically agrees that except to the extent required by Employee's duties to Company or as permitted by the express written consent of the Board of Directors, Employee shall never, either during employment with Company or at any time thereafter, directly or indirectly use, discuss or disclose any Confidential Information or Trade Secrets of Company or otherwise use such information to his or her own or a third party's benefit.


         5. CONSIDERATION. Employee and Company agree that the provisions of this Agreement are reasonable and necessary for the protection of Company and its business. In exchange for Employee's agreement to be bound by the terms of this Agreement, Company has provided Employee the consideration provided in paragraph 1. Employee accepts and acknowledges the adequacy of such consideration for this Agreement.


         6. REMEDIES FOR BREACH. Employee and Company acknowledge that a breach of the provisions of this Agreement may cause irreparable harm that may not be fully remedied by monetary damages. Accordingly, Employee and Company shall, in addition to any relief afforded by law, be entitled to injunctive relief from the other for breach. Employee and Company agree that both damages at law and injunctive relief shall be proper modes of relief and are not to be considered alternative remedies. Employee and Company further agree that the prevailing party shall be entitled to recover from the other party reasonable costs of litigation and reasonable attorney fees incurred in any litigation to enforce this Agreement.


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         7.       EMPLOYEE'S ACKNOWLEDGEMENT OF REVIEW. Employee represents that
Employee has carefully read and fully understands all provisions of this Agreement and that Employee has had a full opportunity to review this Agreement before signing and to have all the terms of this Agreement explained to him or her by counsel.


         8. GENERAL PROVISIONS. Employee and Company acknowledge and agree as follows:

                  (a) This Agreement contains the entire understanding of the parties with regard to all matters contained herein. There are no other agreements, conditions, or representations, oral or written, express or implied, with regard to such matters. This Agreement supersedes and replaces any prior agreement between the parties generally relating to the same subject matter.

                  (b) This Agreement may be amended or modified only by a writing signed by both parties.

                  (c) Waiver by either Company or Employee of a breach of any provision, term or condition hereof shall not be deemed or construed as a further or continuing waiver thereof or a waiver of any breach of any other provision, term or condition of this Agreement.

                  (d) This Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns. Company shall require any successor (whether direct or indirect, by asset or stock purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean NRG Energy, Inc., its affiliates or assigns and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise. No assignment of this Agreement shall be made by Employee, and any purported assignment shall be null and void.

                  (e) No provision of this Agreement shall be construed as denying Company or Employee the right to terminate this Agreement consistent with the terms hereof.

                  (f) Employee's obligations under paragraphs 2, 3, and 4 of this Agreement shall survive any changes in Employee's employment status with Company, by promotion or otherwise, or Employee's resignation from, or termination of employment with, Company.

                  (g) If any court finds any provision or part of this Agreement to be unreasonable, in whole or in part, such provision shall be deemed and construed to be reduced to the maximum duration, scope or subject matter allowable under applicable law. Any invalidation of any provision or part of this Agreement will not invalidate any other provision or part of this Agreement.


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                  (h) This Agreement will be construed and enforced in
         accordance with the laws and legal principles of the State of Minnesota. The Employee consents to the jurisdiction of the Minnesota courts for the enforcement of this Agreement.

                  (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.


THIS AGREEMENT IS INTENDED TO BE A LEGALLY BINDING DOCUMENT FULLY ENFORCEABLE IN ACCORDANCE WITH ITS TERMS. IF IN DOUBT, SEEK COMPETENT LEGAL ADVICE BEFORE SIGNING.


   /s/ James J. Bender                             4/9/98
--------------------------------             -----------------
      (Employee)                                    Date


NRG ENERGY, INC.



By /s/ David H. Peterson                           4/13/98
  ------------------------------             -----------------
   Its Chairman, President & CEO                    Date



Employee acknowledges that he or she has received a copy of this Agreement.




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